Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-170718) pertaining to the Amended and Restated Stock Option Plan and the 2010 Stock Incentive Plan of Accretive Health, Inc. of our report dated March 9, 2011, with respect to the consolidated financial statements and schedule of Accretive Health, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/  Ernst & Young LLP

Chicago, Illinois
March 17, 2011